AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1996
                                             REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           CONSOLIDATED GRAPHICS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                              2210 W. DALLAS STREET
                                 HOUSTON, TEXAS
                    (Address of Principal Executive Offices)

           TEXAS                                            76-0190827
(State or Other Jurisdiction of       77041              (I.R.S. Employer
 Incorporation or Organization      (Zip Code)          Identification No.)

              CONSOLIDATED GRAPHICS, INC. LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)

                                  JOE R. DAVIS
                             CHIEF EXECUTIVE OFFICER
                           CONSOLIDATED GRAPHICS, INC.
                              2210 W. DALLAS STREET
                              HOUSTON, TEXAS 77019
                     (Name and Address of Agent for Service)

                     Telephone Number, Including Area Code,
                              of Agent for Service:
                                 (713) 529-4200

                         CALCULATION OF REGISTRATION FEE

==============================================================================================
                                                 Proposed
      Title of                Amount          Proposed Maximum       Maximum       Amount of
  Securities to be            to be          Offering Price Per     Aggregate     Registration
     Registered             Registered            Share(1)       Offering Price(1)     Fee
----------------------------------------------------------------------------------------------
Common Stock (par value
  $.01 per share)............ 600,000             $23.0625           $13,837,500        $4,772
==============================================================================================

  (1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the shares of Common Stock of Consolidated Graphics, Inc. quoted on the NASDAQ National Market on October 4, 1996.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

      This Registration Statement incorporates herein by reference the following documents which have been filed with the Commission by Consolidated Graphics, Inc., a Texas corporation (the "Company"):

      1. The Company's Registration Statement on Form S-8 as filed with the Commission on December 8, 1994 (Registration No. 333-87192) relating to the registration of the first 367,500 shares of common stock under the Consolidated Graphics, Inc. Long-Term Incentive Plan;

      2. The Company's Annual Report on Form 10-K (as amended by Form 10-K/A) for the fiscal year ended March 31, 1996 (File No. 0-24068);

      3. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996 (File No. 0-24068);

      4. The description of the Company's common stock, par value $.01 per share ("Common Stock") contained in the Company's Registration Statement on Form 8-A dated May 12, 1994, as amended (File No. 0-24068); and

      5. The Company's Current Report on Form 8-K dated September 6, 1996 (File No. 0-24068).

      Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

      Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8. EXHIBITS

      The following documents are filed as a part of this registration statement or incorporated by reference herein:



   EXHIBIT
     NO.                   DESCRIPTION
   -------                 -----------
      5      --     Opinion of Baker & Botts, L.L.P.
     23.1    --     Consent of Arthur Andersen LLP
     23.2    --     Consent of Baker & Botts, L.L.P. (included in Exhibit 5)
     24      --     Powers of Attorney

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 7th day of October, 1996.

                                    CONSOLIDATED GRAPHICS, INC.

                                    By: /s/ JOE R. DAVIS
                                        Joe R. Davis
                                        President, Chief Executive Officer and
                                        Chairman of the Board of Directors

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 7th day of October, 1996.

/s/ JOE R. DAVIS                   President, Chief Executive Officer and
    Joe R. Davis                   Chairman of the Board of Directors
                                   (Principal Executive Officer)

/s/ G. CHRISTOPHER COLVILLE        Vice President -- Mergers and Acquisitions;
    G. Christopher Colville        Chief Financial and Accounting Officer
                                   (Principal Financial and Accounting Officer)

*
-----------------------------      Director
Larry J. Alexander


*
-----------------------------      Director
Brady F. Carruth


*
-----------------------------      Director
Clarence C. Comer


*
-----------------------------      Director
Gary L. Forbes


*
-----------------------------      Director
W. D. Hawkins


*
-----------------------------      Director
James H. Limmer


*
-----------------------------      Director
Thomas E. Smith


*
-----------------------------      Director
Hugh N. West


*By:   /s/ JOE R. DAVIS
       Joe R. Davis
       Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
  NO.                        DESCRIPTION
-------                      ----------
   5    --   Opinion of Baker & Botts, L.L.P.
  23.1  --   Consent of Arthur Andersen LLP
  23.2  --   Consent of Baker & Botts, L.L.P. (included in Exhibit 5)
  24    --   Powers of Attorney